UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	December 11, 2006

SHOE CARNIVAL, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-21360	35-1736614

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8233 Baumgart Road, Evansville, IN	47725

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(812) 867-6471

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

          On December 15, 2006, Shoe Carnival, Inc. (the "Company") entered into an Amendment (the "Amendment") to its Amended and Restated Credit Agreement (the "Credit Facility") with U.S. Bank National Association, Wachovia Bank, National Association and Fifth Third Bank.

          The Amendment amends the Credit Facility to (a) extend the maturity date to April 30, 2010, (b) permit stock repurchases of up to $50 million during the term of the Credit Facility, (c) exclude the effect of stock repurchases from the minimum net worth test, (d) provide that the net worth at the end of each fiscal year must equal or exceed the net worth at the end of the preceding fiscal year and (e) provide that the net worth at the end of each fiscal quarter must equal or exceed the net worth at the end of the most recently completed fiscal year.

          The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 4(x) hereto and is incorporated herein by reference and constitutes a part of this report.

Item 8.01. Other Events.

          On December 15, 2006, the Company announced a share repurchase program for up to $50 million of its outstanding common stock. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)      Exhibits:

The following exhibits are being filed herewith:

Exhibit No.	Exhibits
4(x)	Eighth Amendment to Amended and Restated Credit Agreement dated December 15, 2006 between Registrant and U.S. Bank National Association, Wachovia Bank, National Association and Fifth Third Bank
99.1	Press Release of Registrant dated December 15, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHOE CARNIVAL, INC.
(Registrant)

Dated: December 15, 2006	By:	/s/ W. Kerry Jackson

W. Kerry Jackson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibits
4(x)	Eighth Amendment to Amended and Restated Credit Agreement dated December 15, 2006 between Registrant and U.S. Bank National Association, Wachovia Bank, National Association and Fifth Third Bank
99.1	Press Release of Registrant dated December 15, 2006